Exhibit 3

List of Transactions During Past 60 Days*

Trade Date	Amount of Shares Purchased	Weighted Average Price/Price Per Share ($)	Range of Price ($)
11/2/2011	71,100	1.3082	1.28 - 1.33
11/3/2011	13,200	1.3214	1.28 - 1.35
11/4/2011	10,400	1.3370	1.32 - 1.34
11/7/2011	41,100	1.3979	1.39 - 1.40
11/8/2011	55,800	1.3785	1.35 - 1.40
11/9/2011	16,000	1.3894	1.38 - 1.39
11/16/2011	65,196	1.3860	1.38 - 1.40
11/17/2011	499	1.3920	1.38 - 1.40
11/21/2011	5,000	1.3925	1.39 - 1.40
11/22/2011	67,300	1.3998	1.39 - 1.40
11/23/2011	3,538	1.3936	1.38 - 1.40
11/25/2011	1,500	1.4000	1.40
11/28/2011	15,607	1.3944	1.39 - 1.40
11/29/2011	2,994	1.3993	1.395 - 1.40
11/30/2011	25,000	1.3969	1.39 - 1.40
12/1/2011	1,400	1.3900	1.39
12/2/2011	8,500	1.3934	1.39 - 1.40
12/6/2011	58,212	1.4000	1.40
12/7/2011	7,100	1.3913	1.39 - 1.40
12/13/2011	107,704	1.3987	1.39 - 1.40

* Fund IV undertakes to provide the Company or the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth herein.